Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184781 on Form S-8 of our report dated June 22, 2022, appearing in this Annual Report on Form 11-K of Douglas Dynamics, L.L.C. 401(k) Plan for the year ended December 31, 2021.

CliftonLarsonAllen LLP

Charlotte, North Carolina

June 22, 2022